UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2022

VINCO VENTURES, INC.

(Exact name of registrant as specified in charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 North Main Street Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

(866) 900-0992

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BBIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

Assignment and Assumption Agreement – AdRizer Letter of Intent

As previously reported by Vinco Ventures, Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 7, 2021, on October 1, 2021, ZASH Global Media and Entertainment Corporation (“ZASH”), ZVV Media Partners, LLC (“ZVV”), a joint venture of the Company and ZASH, and AdRizer LLC, a provider of technology solutions that automate the use of artificial intelligence for digital advertising analytics and programmatic media buying (“AdRizer”), entered into a Letter of Intent (as amended, the “LOI”), which contemplated the acquisition by ZASH or ZVV of all of the outstanding equity interests of AdRizer. On February 11, 2022, the Company, ZASH and ZVV entered into an Assignment and Assumption Agreement (the “Assignment Agreement”), whereby ZASH and ZVV assigned to the Company, and the Company assumed, all of the rights and obligations of ZASH and ZVV under the LOI, in consideration of a cash payment by the Company to ZASH of $6.75 million upon the closing of the acquisition, which occurred on February 11, 2022 as described below.

AdRizer Unit Purchase Agreement

On February 11, 2022, the Company, AdRizer, the members of AdRizer and the holders of performance units (the “Performance Units”) of AdRizer under its phantom equity plan (collectively, the “Seller Members”), and Innovative Assets LLC, in its capacity as the sellers’ representative, entered into and consummated the transactions contemplated by a definitive Unit Purchase Agreement (the “Purchase Agreement”), whereby the Company acquired all of the outstanding equity interests of AdRizer (the “Purchased Interests”) from the Seller Members and canceled the Performance Units, resulting in AdRizer becoming a wholly-owned subsidiary of the Company.

The purchase price payable to the Seller Members for the Purchased Interests and in consideration of the cancellation of the Performance Units consists of (i) $38 million in cash paid at closing, of which $10 million was deposited in an escrow account to secure the Seller Members’ indemnification obligations under the Purchase Agreement, subject to customary post-closing adjustments for working capital and other items, and (ii) up to 10 million shares of the Company’s common stock to be issued on January 1, 2024 (the “Buyer Share Issuance Date”), determined by dividing $50 million by the volume weighted average price of the Company’s common stock reported by Bloomberg LP for the 20 trading days preceding such date, subject to a floor price of $5.00 and maximum price of $8.00 per share (the “Purchase Price Equity”). Each Seller Member agreed not to engage in any short sales from the date of the Purchase Agreement until the Buyer Share Issuance Date.

If a Company change of control transaction occurs on or prior to the Buyer Share Issuance Date, the issuance of the Purchase Price Equity may be accelerated to allow each Seller Member to participate in such transaction on the same terms as other common stockholders of the Company (the “Acceleration”), provided that, to the extent that the consideration to be paid to the common stockholders of the Company in such transaction does not consist entirely of cash or free-trading securities listed on a national stock exchange, (i) each Seller Member may elect the Acceleration except with respect to Purchase Price Equity issuable in respect of the Performance Units, and (b) if any Seller Member has not elected the Acceleration, to the extent permitted and with respect to the Performance Units, the Company shall (i) pay each such applicable Seller Member a cash amount equal to 50% of such Seller’s Member’s pro rata portion of the Purchase Price Equity (the “Forfeited Purchase Price Equity”) and (ii) issue such Seller Member’s pro rata portion of the Purchase Price Equity less the Forfeited Purchase Price Equity.

Pursuant to the Purchase Agreement, the Company has agreed to file a resale registration statement on form S-1 or S-3 (the “Registration Statement”) no later than 90 days prior to the Buyer Share Issuance Date if permitted by the SEC, and otherwise no later than 5 business days after the Buyer Share Issuance Date, to register the resale of the Purchase Price Equity and to use commercially reasonable efforts to cause the Registration Statement to become effective as soon as practicable after filing. Each Seller Member agreed that in any month during the 3-month period immediately following the Buyer Share Issuance Date, such Seller Member will not sell, transfer, pledge, hypothecate or engage in any short sales in respect of 75% of the Purchase Price Equity issued to such Seller Member (“Restricted Purchase Price Equity”) in excess of 1/3 of the total amount of Restricted Purchase Price Equity.

In addition, the Company has agreed to furnish AdRizer with working capital in the amount of $1 million by each 3-month anniversary of the closing date until the Company has furnished AdRizer with a total of $5 million in working capital.

Upon the closing of the acquisition, AdRizer entered into a new employment agreement with its chief executive officer, Kenneth Bond. Certain Seller Members including those who are employees, officers, directors or managers of AdRizer and their affiliates also agreed to be bound by three-year post-closing non-competition and non-solicitation restrictive covenants pursuant to the Purchase Agreement.

The Purchase Agreement provides for mutual indemnification for breaches of representations and covenants, subject to certain deductible and cap limitations.

The foregoing provides only brief descriptions of the material terms of the Assignment Agreement and the Purchase Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the Assignment Agreement and the Purchase Agreement filed as Exhibit 10.1 and Exhibit 2.1, respectively, to this Current Report, and are incorporated herein by reference.

Item 2.01 Completion of Acquisition of Disposition of Assets.

The applicable information set forth in Item 1.01 of this Current Report is incorporated by reference in this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report is incorporated by reference in this Item 3.02. The Purchase Price Equity will be issued without prior registration in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D thereunder.

Item 7.01 Regulation FD Disclosure.

On February 16, 2022, the Company issued a press release announcing the closing of the acquisition of AdRizer pursuant to the Purchase Agreement. The press release is filed as Exhibit 99.1 to this Current Report.

The foregoing is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

The financial statements required by this Item 9.01(a) will be filed by amendment to this Current Report no later than 71 days after the date that this initial Current Report is due.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Current Report no later than 71 days after the date that this initial Current Report is due.

(d) Exhibits:

2.1#	Unit Purchase Agreement, dated February 11, 2022, among Vinco Ventures, Inc., AdRizer LLC, the Members of AdRizer LLC, Phantom Unit Holders of AdRizer LLC and Innovated Assets, LLC as Sellers’ Representative
10.1	Assignment and Assumption Agreement, dated February 11, 2022, among ZVV Media Partners, LLC, ZASH Global Media and Entertainment Corporation and Vinco Ventures, Inc.
99.1	Press release dated February 16, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

# Certain schedules and exhibits have been omitted pursuant to Item 601(A)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules and exhibits to the Securities and Exchange Commission or its staff upon its request.

Cautionary Note Regarding Forward-Looking Statements and Representations and Warranties in Purchase Agreement

The information contained in this Current Report and the exhibits hereto contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the ongoing obligations under the Purchase Agreement and other statements containing the words “intend,” “may,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology, which are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s filings with the U.S. Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

The Purchase Agreement has been filed with this Current Report to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or AdRizer. The Purchase Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Purchase Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Purchase Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to investors and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. The Company does not believe that these schedules contain information that is material to investors’ investment decision. Investors are not third-party beneficiaries under the Purchase Agreement, and in reviewing the representations, warranties and covenants contained in the Purchase Agreement or any descriptions thereof in this Current Report, it is important to bear in mind that such representations, warranties and covenants or any descriptions thereof may not characterize the actual state of facts or condition of the Company, AdRizer or any of their respective subsidiaries or affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 16, 2022

VINCO VENTURES, INC.

By:	/s/ Lisa King
Name:	Lisa King
Title:	Chief Executive Officer